Exhibit 99.1

CEO Script

January 31, 2024 Financial Update

[Intro slide No 1]

[Click to slide No. 2, Participants]

Bill: [Make introductory remarks and Safe Harbor]

[Click to slide No. 3, Safe Harbor]

[Click to slide No. 4, Financial Information]

Eric: Hello everyone and welcome to the American Vanguard January 2024 Financial Update. Today, we want to hold a brief call to give you our impressions of Q4 and full year 2023 ahead of our formal 10-K issuance, as well as to revisit our ‘24 outlook. We presented slide No. 4 in our Q3 ‘23 Earnings call to show our financial expectations. Bottom line – while we have not completed the full audit cycle, we are broadly on track to meet our previously forecasted ‘23 numbers. Further, we remain positioned to meet our ‘24 targets – in short, our outlook is unchanged.

With respect to 2023, in our last call we outlined that we had secured a supply of two important, high value products – namely, Aztec and Dacthal – both of which experienced availability constraints in early ‘23 due to supply chain issues.

During the fourth quarter, we were able to produce volumes of these products sufficient to meet grower needs. Consequently, our quarter-over-quarter sales were up by about 8% in ‘23 as compared to ‘22. Further, we made up some of the ground that we had lost early in ‘23 such that our full year net sales declined by only 5% compared to the prior year.

During ‘23, gross margins held up, as we had predicted, and, while still subject to completion of the audit, also appear to be in line with our forecasted range. The same can be said for adjusted EBITDA.

[Click to slide no. 5, Working Capital]

Let ‘s turn to working capital, which we have captured on slide number 5. With improved sales, inventory management and robust pre-pay collections, we generated enough cash and EBITDA to reduce debt to about $139 million and inventory to about $220 million, while increasing our borrowing capacity to about $100 million. In other words, we deleveraged the balance sheet significantly such that, based upon initial numbers, we were able to achieve our debt-to-EBITDA target ratio of 2.75-times. As you may recall, our lenders had loosened covenants during Q4 to give us sufficient room to meet working capital needs. This relief included an uptick in interest rates. If we are able to maintain our current trajectory, we should be able to return to lower rates and reduce interest expense.

We will, of course, provide greater detail on Q4 and full-year ‘23 financial performance in our March earnings call and within our Form 10-K.

Before turning to our full-year 2024 outlook, I want to report on our transformation efforts. With me today is Don Gualdoni, our Chief Transformation Officer, who will cover our plans to improve operating profit through cost, margin and revenue initiatives. Also with me is Tim Donnelly, our Chief Administrative Officer, who is spearheading our digital transformation effort.

At this point, let me then turn the call over to Don and Tim after which I will return with my thoughts on the ’24 year.

[click to slide 6, Business Transformation]

Don: Thank you, Eric. It is a pleasure to be here with all of you on my two-month anniversary at AMVAC. As you will see from slide 6, a robust and sustainable transformation has three core elements.

First, it is multi-faceted – not limited to a single area of the company or a single profitability lever. Second, a sustainable transformation is about accountability which requires transparency. And lastly, transformation done right changes the DNA of the company and that pays dividends well after the formal process completes.

So where are we in this pursuit? We are drafting and implementing key performance indicators that will serve both as internal targets and as a set of vital signs for senior management and the board. These will include factors such as sales performance against plan and compared to prior year, raw material costs, gross margin, production-to-plan, inventory DSO, forecast accuracy and the like. By driving these key performance indicators – or KPIs – into the organization, we will be driving profitability and measuring it as we go.

Beyond KPIs, we will take a deeper dive into our cost and capital structure, measuring fully burdened margins of our product lines, return on capital for our businesses, freight costs, selling expenses, and the use of cash across multiple entities. The structural transformation should enable us to realize material improvement in our operating leverage and yield a lean platform for growth.

As is typical in these types of transformation, we will also define a specific target for additional profitability on a year-by-year basis. We anticipate that, during our next earnings call in early March, we will have set the target for improved operating leverage for the balance of 2024 and full-year 2025.

I am excited to be working with my AMVAC colleagues to set our course, deliver our plans, and see the results flow through into our financials. We will be reporting to you on our progress quarterly.

I will now turn it over to Tim to update you on our digital transformation progress.

[Click to Slide No. 7, Digital Transformation]

Tim: Thanks, Don. Let me start by answering the question, “Why are you doing a digital transformation?” The short answer is – so that we can grow and remain competitive. Let’s look back for a second, following the points on slide number 7. As many of you know, we have grown and diversified over the past ten years or so largely through acquisition. When I started here nearly 20 years ago, we had maybe a half dozen businesses; today we have 33 businesses throughout the world. With that growth has come increased complexity. We find ourselves at a stage in our growth cycle when it is necessary to step back, look at how we work and ensure that our processes are standardized and our information is current, complete and easily accessible.

That, in a nutshell, is what we have been doing with business consultant Kearney and our Enterprise Resource Planning (or “ERP”) vendor QAD. We have canvassed the owners of our major business processes – sales, forecasting, inventory, planning and finance – and defined how we work today, how we would like to work in the future and how we can work on the same ERP system globally. I just signed the services and subscription contract with QAD last Friday, and we are now poised to move into the implementation phase of this effort. Over the next 18 months or so, QAD and our internal team will do two things – first, bring our users up on QAD’s latest adaptive ERP system and second, implement standard processes for these functions – processes that our people have themselves fashioned.

Through this process, we will be able to provide senior management – in fact, all users – with a single source of truth through warehoused data that is gathered and rolled up in a fully automated manner. Management will have a top-down view of business metrics in real-time. This, in turn, will enable us to make the best decisions in the shortest response time. These days, external factors seemingly change with the wind, and we cannot control them. We can, however, give our business leaders the tools to operate effectively in the face of change and, in the process, provide a platform for growth. In order to take the next step in our evolution, digital transformation is essential. With that I will turn the call back to Eric. Eric?

[Click on slide no. 8, Financial Information]

Eric: Thanks, Tim. Turning now to our full-year 2024 outlook, our assessment is unchanged versus our previously issued targets. That is, we are still expecting revenue to rise by 8-12%, and adjusted EBITDA to increase by 25-35%. One of the primary reasons for the improvement is that we do not anticipate any material supply chain snags as we had experienced last year. On a related note, many of you have heard of the shipping impediments caused by military activity in the Red Sea. While it may have an economic impact beyond the Middle East, this activity does not directly affect shipping lanes that we use for either supply or delivery. We continue to monitor developments closely, but, at least for the present, have not been adversely affected.

Fundamentals look encouraging for ‘24. Commodity prices, which are globally-driven, have been relatively stable. Interestingly, while Brazil had record crops in corn and soybeans in ‘23, Agchem industry sales fell 33% within that country. By contrast, our sales in Brazil were down only 4% year over year. With adverse weather, Brazil crop numbers are forecasted by some to fall slightly in 2024. While this may continue to affect many in this industry, we do not expect a material effect on our global results.

With Brazil trending down, the US farm economy should trend up or at least remain stable. We do expect some drag on herbicide sales for 2024, as the presence of low-priced generic herbicides within the US and international markets will remain with us. We have taken that into account in our outlook. Our ex-US crop businesses should generate good results – bear in mind that we have a diverse portfolio in many regions. This breadth tends to blunt the effect of product-specific market challenges.

On the non-crop side, we expect that the shift in procurement that occurred in ‘23 – that is, our customers shifting from building 4-6 months’ worth of inventory to maintaining 40 to 60 days’ worth of inventory – will stabilize in ‘24. Even though retailers may buy smaller lots with greater frequency, assuming unchanged demand, the retailers will eventually buy a similar volume of goods on an annual basis. In other words, we took a hit in 2023 due to a shift in timing on orders, but that timing should even out in the coming year.

That said, let me now connect up our outlook with the transformation discussion that Don and Tim had covered earlier. First, our targets for ‘24 assume that we will make a host of changes that should generate $15 million in operating profit on an annualized basis. These include manufacturing optimization, reduced raw material costs, lower selling expenses, and reduced freight and interest expense. We have assigned these initiatives to our business leaders and are measuring them regularly. In the short term, however, we have to cover additional costs – for example, relating to the transformation and implementation – that will reduce the full-year impact of these efforts in the ’24 year. The idea here, however, is to improve operating efficiency, so that we have stronger operating leverage in 2025 and beyond.

At the same time, working with our head of Human Resources, Shirin Khosravi, Don is leading the charge on defining and implementing key performance indicators that will serve to keep our team focused on the things that matter most to maintaining profit, while giving me and the board a monthly health check. In addition, Don will establish targets for transformative benefit – this is called “sizing the prize.” We should have that in hand this March.

While not intended as a solution for improving operating leverage, our digital transformation is an accelerant to growth and increased speed of decision-making. As Tim had pointed out, we are a complex, mid-sized company operating in many regions on many platforms. As markets and conditions shift, we need the most comprehensive, accurate and current data to make the best decisions.

It is important to note that our entire team is committed to these transformation efforts. They can see the benefit from having more efficient systems and better real-time data. Further, these changes will make us a leaner, faster supplier in the eyes of our customers. Finally, we are confident that we can conduct our business profitably and efficiently even while improving our cost and digital structures.

In summary, we are on track to achieve target performance for Q4 and full-year ‘23 (subject to completion of the audit), are keeping our 2024 outlook unchanged and are positioning ourselves to maximize growth and profitability through transformation. With that, I ask our operator to poll listeners for any questions. Operator?

[Click to slide No. 9, Q&A]

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